Exhibit 5.2

January 19, 2016

CorEnergy Infrastructure Trust, Inc.

1100 Walnut, Suite 3350

Kansas City, Missouri 64106

Re:	CorEnergy Infrastructure Trust, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to CorEnergy Infrastructure Trust, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) being filed by the Company concurrently herewith with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Registration Statement relates to, among other things, the offer and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of one or more series of debt securities (the “Debt Securities”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the Debt Securities.

As counsel to the Company we have reviewed a Good Standing Certificate with respect to the Company issued by the State Department of Assessments and Taxation of Maryland (the “SDAT”) as of a recent date. We have also reviewed the organizational documents of the Company, including the charter of the Company, as amended and restated (the “Charter”) and the Amended and Restated Bylaws (the “Bylaws”) as currently in effect. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of:

(1)	the Registration Statement;

(2)	certain resolutions of the Board of Directors of the Company, duly adopted by unanimous written consent and effective as of October 28, 2015, relating to the registration of the Debt Securities and related matters;

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(3)	the Form of Indenture for Senior Debt Securities filed as Exhibit 4.8 to the Registration Statement;

(4)	the Form of Indenture for Subordinated Debt Securities filed as Exhibit 4.9 to the Registration Statement; and

(5)	the Indenture for the Debt Securities dated as of June 29, 2015, between the Company and Computershare Trust Company, N.A., as Trustee (the “Current Trustee”), as supplemented by the First Supplemental Indenture thereto dated as of June 29, 2015, filed, respectively, as Exhibit 4.3 and Exhibit 4.4 to the Registration Statement (collectively, the “Debt Indenture”).

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents, that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, and the enforceability of all documents submitted to us against parties other than the Company. We have assumed that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of such documents, by action or omission of the parties or otherwise. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and certificates of public officials, without independent verification of their accuracy.

We have also assumed:

(1)	that the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act and that the effectiveness thereof will not have been terminated or rescinded;

(2)	that the Registration Statement will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Act or pursuant to any other law);

(3)	that a Prospectus Supplement and any applicable free writing prospectus documents will have been prepared and filed in accordance with the applicable regulations of the Commission describing the Debt Securities offered thereby and will comply with all applicable laws;

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(4)	that all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and any applicable free writing prospectus;

(5)	that the issuance, and certain terms, of the Debt Securities to be issued by the Company from time to time will be authorized and approved by the Company’s Board of Directors or, to the extent permitted by the Maryland General Corporation Law (the “MGCL”), a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”), in accordance with the MGCL, the Charter and the Bylaws (such Board approval is referred to herein as the “Corporate Proceedings”);

(6)	that any applicable purchase, underwriting or similar agreement with respect to any Debt Securities offered or issued will have been duly authorized pursuant to all necessary Corporate Proceedings and validly executed in definitive form and delivered by the Company and the other parties thereto; and

(7)	that any of the Debt Securities will be issued by the Company pursuant to all necessary Corporate Proceedings, including, without limitation, execution and delivery by the parties thereto of (as applicable): (i) any necessary supplements to the Debt Indenture or (ii) one or more separate indentures substantially in the form of Exhibits 4.8 or 4.9 to the Registration Statement (as applicable) that are not issued pursuant to the Debt Indenture (each, as supplemented by any supplemental indenture applicable to any such series of Debt Securities, a “Future Indenture”), to be entered into between the Company and either the Current Trustee or a commercial bank to be named by the Company, as trustee (the “Trustee”).

On the basis of such examination, our reliance upon the assumptions stated in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications set forth in this opinion, we are of the opinion, with respect to any Debt Securities, that when:

(a)	any applicable Future Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended,

(b)	the Board has completed all Corporate Proceedings required to be taken to authorize and approve the issuance and terms of such Debt Securities, pursuant to either the Debt Indenture (including any necessary supplements thereto) or any applicable Future Indenture, including the selection of the applicable Trustee and the terms of the offering thereof,

January 19, 2016

(c)	any applicable Future Indenture, or any necessary supplement to the Debt Indenture, has been duly executed and delivered by the Company and the applicable Trustee,

(d)	the terms of such Debt Securities and of their issuance, offering and sale have been duly established in conformity with the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement and

(e)	the Debt Securities have been duly executed and issued by the Company and authenticated by the applicable Trustee, and delivered either:

(i)	in accordance with the applicable definitive purchase, underwriting or similar agreement approved by all necessary Corporate Proceedings upon payment of the consideration therefor or

(ii)	upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by all necessary Corporate Proceedings, and for the consideration so approved, then such Debt Securities will constitute valid and binding obligations of the Company, entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms, subject to the additional considerations set forth below.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive

January 19, 2016

or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

We are opining herein solely as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning the Maryland General Corporation Law and the internal laws of the State of Maryland are addressed in the opinion of Venable LLP, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to Husch Blackwell LLP under the caption “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Commission relating thereto.

Very truly yours,

Husch Blackwell LLP

/s/ Husch Blackwell LLP